|
            |LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
            |
            |Code of Ethics
            |
            |Effective January 1, 2009
            |

TABLE OF CONTENTS

INTRODUCTION...................................................................1

GENERAL PRINCIPLES.............................................................1

SCOPE OF THE CODE..............................................................2

   Persons Covered by the Code.................................................2

     Family Members of LA Capital Employees....................................2

STANDARDS OF BUSINESS CONDUCT..................................................2

   Conflicts of Interest.......................................................2

     Proprietary Accounts......................................................3

   Disciplinary Events.........................................................3

   Gifts and Entertainment.....................................................3

   Prohibited Transactions.....................................................3

COMPLIANCE PROCEDURES..........................................................4

   Restricted Securities.......................................................4

   Pre-Clearance Procedures....................................................4

   Disclosure of Personal Holdings.............................................5

   Quarterly Transaction Reports...............................................6

   Quarterly Personal Brokerage Statements.....................................6

   Exempt Reporting Requirements...............................................7

   Certification of Compliance with Code of Ethics.............................7

ADMINISTRATION AND ENFORCEMENT OF CODE.........................................8

   Annual Review...............................................................8

   Recordkeeping...............................................................8

   Reporting of Violations.....................................................8

     Sanctions.................................................................9

DEFINITIONS...........................................................APPENDIX A

LA CAPITAL SUB-ADVISED MUTUAL FUNDS...................................APPENDIX B

RESTRICTED SECURITIES LIST............................................APPENDIX C

INITIAL REPORT........................................................APPENDIX D

ANNUAL REPORT.........................................................APPENDIX E

QUARTERLY REPORT......................................................APPENDIX F

PERSONAL TRADE PRE-CLEARANCE..........................................APPENDIX G

INTRODUCTION

This Code of Ethics ("the code") establishes the rules of conduct for Los Angeles Capital Management and Equity Research, Inc. ("LA Capital") under
Section 204 of the Investment Advisers Act of 1940 and under rule 17j-1 of the Investment Company Act of 1940. This Code of Ethics has been adopted by the firm's Board of Directors.

GENERAL PRINCIPLES

LA Capital acts as a fiduciary to its clients and therefore, has an affirmative duty of care, loyalty, honesty and good faith to act in their best interests. The firm's personnel have an obligation to uphold these duties. At a minimum, the firm and its employees have:

      1. The duty to place the interests of the client before the firm at all times;
      2. The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the code of ethics and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;
      3. The principle that investment adviser personnel should not take inappropriate advantage of their positions;
      4. The fiduciary duty to keep information concerning the identity of security holdings and financial circumstance of a client confidential;
      5. The principle that independence in the investment decision making process is paramount; and
      6. The duty to report any violations of the code to the Chief Compliance Officer ("CCO").

All employees must comply with applicable Federal securities laws, and as an adviser we are prohibited from the following:

      1. Employing a device, scheme or artifice that would defraud an Investment Advisory Client (Client);
      2. Making to a Client any untrue statement of a material fact or omitting a material fact necessary in order to make the statements made not misleading;
      3. Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client; or
      4.    Engaging in a manipulative practice with respect to a client, or
      5. Engaging in any manipulative practice with respect to securities, including price manipulation, acting on or spreading false market rumors; or
      6. Making use of any information that an employee may have become aware of by virtue of his/her relationship with a client organization. Such "inside information" cannot be used as the basis for any stock purchase or sale if the information is indeed non public in


                                                                               1
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            nature and comes about  through  dialogue  and  interaction  with an official at a client firm. (Please see the firm's Insider Trading Policy for further information).

SCOPE OF THE CODE

PERSONS COVERED BY THE CODE
Due to the size of LA Capital and the firm's general business structure, EVERY EMPLOYEE OF THE FIRM (INCLUDING INTERNS), IS CONSIDERED BOTH A SUPERVISED PERSON AND AN ACCESS PERSON. Generally, supervised persons are subject to the code of ethics and access persons are subject to both the code of ethics and additional specific reporting requirements.

      FAMILY MEMBERS OF LA CAPITAL EMPLOYEES
      Family members of LA Capital employees are considered access persons and are subject to the specific reporting requirements detailed in the Personal Trading section.

      For purposes of this code, family members are considered any relative by blood or marriage living in the employee's household and any account in which the employee has DIRECT OR INDIRECT BENEFICIAL INTEREST (such as a trust).

STANDARDS OF BUSINESS CONDUCT

CONFLICTS OF INTEREST
As a fiduciary, it is the firm's duty to attempt to avoid conflicts of interest and to fully disclose all material facts concerning a conflict that may arise, to any client. As a result, all conflicts and potential conflicts of interest should be reported to the Chief Compliance Officer upon hire or upon entering into any such relationship, whichever may come first. Each conflict will be examined by the CCO and the President of the firm to determine whether or not the conflict would be inconsistent with the interests of LA Capital and shall be subject to the implementation of appropriate "Chinese Walls" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

      The following are a list of possible conflicts:

      o     Immediate family member works for:
            o     broker-dealer
            o     publicly traded company
            o     service provider
            o     client
            o     regulatory agency


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      o     Employee or family  member  serve on the board of  directors  of any publicly traded company
      o     Any material, beneficial ownership or interest in any of the above
      o Executorship, trusteeship or power of attorney other than with respect to a family member.

      PROPRIETARY ACCOUNT
      Proprietary accounts will be traded after all client accounts in the event that the proprietary account is purchasing or selling securities that are available for purchase or sale in other client accounts.

DISCIPLINARY EVENTS
All employees are to promptly notify the CCO of his/her disciplinary history upon hire and in the event of any new legal or disciplinary action. The CCO is responsible for determining whether or not the information is material and must be reported to clients.

GIFTS AND ENTERTAINMENT
A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. The overriding principle is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or a firm. Similarly, employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the employee.

      o No employee may receive any gift, service or other thing of more than $100 value from any person or entity that does business with, or hopes to do business with LA Capital. No employee may give or offer to give any gift of more than $100 value to existing clients, prospective clients or any other entity that does business with or hopes to do business with LA Capital without the consent of the CCO.

      o No employee may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person that does or hopes to do business with LA Capital. Employees may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

PROHIBITED TRANSACTIONS
Employees are prohibited from any of the following:


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

      o Using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transaction, including purchasing or selling such security.

      o Disclosing to other persons any information about a client (including former clients), the client's financial circumstances, the client's security holdings, the client's identity (unless the client consents), and any advice furnished to the client by the firm.

      o Engage in frequent trading of a mutual fund where LA Capital serves as adviser or sub-adviser. Frequent trading is defined as selling a position that was taken less than six months prior or repurchasing a position that was sold sooner less than six months prior. Appendix B lists the mutual funds where LA Capital serves as adviser or sub-adviser.

COMPLIANCE PROCEDURES

RESTRICTED SECURITIES
LA Capital does not allow purchases of the following:
      o Publicly traded security of a client (please see Appendix C for restricted list)
      o     Initial Public Offering (IPO's)
In the event that any of the above securities are held prior to your employment with LA Capital, the firm will not require you to sell your shares, but will instead require pre-clearance and reporting of any and all of the above security types regardless of what other provisions of the code may exclude.

PRE-CLEARANCE PROCEDURES
ALL EMPLOYEES ARE REQUIRED TO GET WRITTEN PRE-CLEARANCE BEFORE BUYING OR SELLING STOCKS, MUTUAL FUNDS WE SUB-ADVISE, OPTIONS AND ANY INVESTMENTS IN LIMITED offerings. A pre-trade authorization form (Appendix G) can be obtained from the Chief Compliance Officer and requires the signatures of either the Director of Trading or the Director of Implementation AND the Chief Compliance Officer. In the absence of the Chief Compliance Officer, a second signature may be obtained from the President of the firm. A standard approval is valid only until the end of the trading day for which approval was given or such shorter time as may be specified in the approval. All stop loss or limit orders must be indicated as such on the pre-clearance and are thus exempt from the end of day expiration. If the trade was not executed at the end of the trading day, the CCO should be notified and another trade authorization needs to be completed for any subsequent days. All pre-trade authorization forms should be submitted to the CCO.

In the event that the CCO requires pre-clearance, the second required signature must be obtained from the President of the firm.


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

      SECURITIES THAT REQUIRE PRE-CLEARANCE
      Stocks, mutual funds we sub-advise, options and investments in limited offerings (ie. private placements, hedge funds)

      SECURITIES THAT DO NOT REQUIRE PRE-CLEARANCE
      ETF's, Open-End Mutual Funds (we do not sub-advise), Closed-End Funds, Futures, Bonds, Direct Obligations of the US Government, Bankers' Acceptances, Bank CD's, Commercial Paper, High Quality Short Term Debt Instruments, Repurchase Agreements, and Money Market Funds.

      EXEMPTIONS FROM PRE-CLEARANCE
            o Purchases or sales pursuant to an automatic investment plan (LA Capital 401-k contributions, dividend reinvestment plans, etc.)
            o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired
            o Acquisition of securities through stock dividends, stock splits, mergers, spin offs, and other similar corporate reorganizations.

DISCLOSURE OF PERSONAL HOLDINGS
Each employee must disclose to the CCO all personal security holdings where you have some BENEFICIAL OWNERSHIP, be it direct or indirect, within 10 days of being hired and thereafter on an annual basis. This includes the security holdings of family members as listed on page 2. Please see Appendix D for an example of the Initial Holdings Report required upon hire and Appendix E for the Annual Report, required thereafter. Upon receipt of the reports, the CCO will review them for accuracy, cross checking them with other required documentation.

      SECURITIES  TO BE  REPORTED  ON INITIAL  AND ANNUAL  HOLDINGS  REPORT
      LA Capital requires holdings in the following security types to be reported:
            o     Stock
            o     ETF's
            o     Mutual Funds we sub-advise
            o     Closed End Funds
            o     Options
            o     Futures
            o     Limited Offerings

      Holdings in the following security types DO NOT need to be reported:
            o     Open-End Mutual Funds (we do not sub-advise)
            o     Direct Obligations of the US Government
            o     Bankers' Acceptances
            o     Bank CD's
            o     Commercial Paper


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

            o     High Quality Short Term Debt Instruments
            o     Bonds
            o     Repurchase Agreements
            o     Money Market Funds

QUARTERLY TRANSACTION REPORTS
Each employee must report to the CCO all personal security transactions where he/she has either direct or indirect beneficial ownership within 30 days of each calendar quarter end. This includes the securities transactions of family members as listed on page 2. Each employee must submit a report for all periods including those periods in which no securities or fund transactions were effected. A report shall be made on the Quarterly Transaction Report as demonstrated in Appendix F. Transactions may also be reported on a separate sheet of paper that contains the same information, attached to a signed and executed Report. Upon receipt of the reports, the CCO will review them for accuracy, cross checking them with other required documentation.

      SECURITIES  TO BE REPORTED ON QUARTERLY  TRANSACTION  REPORTS
      LA Capital requires transactions in the following security types to be reported:
            o     Stock
            o     ETF's
            o     Mutual Funds we sub-advise
            o     Closed End Funds
            o     Options
            o     Futures
            o     Limited Offerings

      Transactions in the following security types DO NOT need to be reported:
            o     Open-End Mutual Funds (we do not sub-advise)
            o     Direct Obligations of the US Government
            o     Bankers' Acceptances
            o     Bank CD's
            o     Commercial Paper
            o     High Quality Short Term Debt Instruments
            o     Bonds
            o     Repurchase Agreements
            o     Money Market Funds
            o Transactions effected pursuant to an automatic investment plan (standard 401k contributions, dividend reinvestment, monthly automatic investment, etc.)

QUARTERLY PERSONAL BROKERAGE STATEMENTS
Each employee shall supply to the CCO, on a timely basis, duplicate copies of all periodic statements for all personal securities accounts. This includes traditional brokerage statements,


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

IRA's, old employer 401-k's, 529 plans, etc. Any account where the employee has either direct or indirect beneficial ownership, that holds any of the securities listed below, must be reported. This includes the securities accounts of family members as listed on page 2. Reports submitted to LA Capital pursuant to this Code of Ethics will remain confidential except to the extent necessary to implement and enforce the provisions of the code or to comply with requests for information from government agencies.

      REQUIRED DUPLICATE STATEMENTS
      Statements that hold the following security types should be reported:
            o     Stock
            o     ETF's
            o     Mutual Funds we sub-advise
            o     Closed End Funds
            o     Options
            o     Futures

      Statements that hold the following security types DO NOT need to be reported:
            o     Open-End Mutual Funds (we do not sub-advise)
            o     Direct Obligations of the US Government
            o     Bankers' Acceptances
            o     Bank CD's
            o     Commercial Paper
            o     High Quality Short Term Debt Instruments
            o     Bonds
            o     Repurchase Agreements
            o     Money Market Funds

EXEMPT REPORTING REQUIREMENTS
Employees do not need to report with respect to any securities held in accounts where he/she has no direct or indirect influence or control. This includes accounts where the employee may have signed over all investment discretion to an adviser, broker or other trustee; accounts of adult children not living in the same household where the employee has no discretionary authority over the account, etc. If you are uncertain as to whether this exclusion applies to you, please see the CCO for further clarification.

CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
Each employee will at hire and annually thereafter, certify in writing that he/she has received, read and understood the Code of Ethics and any amendments made to it, and recognizes that they are subject to it; that he/she has complied with the requirements of the code; and he/she has reported all personal securities and transactions required to be reported pursuant to the requirements of the code.


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

This certification will be contained in the Annual Report (Appendix E). LA Capital will provide each employee with a copy of the current Code of Ethics, along with any amendments, upon hire and each year at the annual Code of Ethics training.

ADMINISTRATION AND ENFORCEMENT OF CODE

ANNUAL REVIEW
The CCO will review the Code of Ethics at least annually for its adequacy and effectiveness. Any material amendments to the code will be approved by the firm's Board of Directors and the Board of Director's of any mutual fund that LA Capital sub-advises. All amendments will be promptly communicated to firm employees.

In addition, as fund sub-adviser, LA Capital will provide a written annual report to the board of directors of the funds we sub-advise that describes any issues arising under the code since the last report, including information about material violations of the code and sanctions imposed in response. This report will also include discussion of any waivers that might be considered important by the board and will certify that the firm has adopted policies and procedures reasonable designed to prevent access persons from violating the code.

RECORDKEEPING
All required documentation will be retained in accordance with the Rule 204-2 of the Investment Advisers Act. Please see the firm's Books and Records policy for further information.

REPORTING OF VIOLATIONS
Employees are required to report violations of the firm's code of ethics promptly to the CCO. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code. In the event that the CCO is involved in the violation or is unreachable, violations should be reported to the President of the firm.

A material violation of the Code of Ethics includes, but is not limited to: failure to receive pre-clearance for a reportable trade; trading in restricted securities; fraudulent misrepresentation of personal securities holdings or conflicts of interest; receipt or gifting of an excessive gift or entertainment event to a client, prospective client or any individual or entity who does business or hopes to do business with the firm; repetitive non-material violations for the same offense; non-compliance with applicable laws, rules and regulations; fraud or illegal acts involving any of the firm's business; material misrepresentation in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including shareholders; and deviations from required controls and procedures that safeguard clients and the firm.


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

The CCO will promptly report to the firm's Board of Directors all material violations of this Code of Ethics and the reporting requirements thereunder.

      SANCTIONS
      Any violations of the code may result in disciplinary action that the Board of Directors and the CCO deem appropriate, including, but not limited to a warning, fines, disgorgement, suspension, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.


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

APPENDIX A

                                   DEFINITIONS
                                   -----------

ACCESS PERSONS - any supervised person who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of an reportable fund; or who is involved in the investment decision making process for a client, or who has access to such investment decisions for a client. Each employee of LA Capital is considered an access person.

AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan included a dividend reinvestment plan.

BENEFICIAL OWNERSHIP/INTEREST - shall be defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

CLOSED-END FUND - A fund which does not continuously offer their shares for sale, but rather, sells a fixed number of shares at one time (in an initial public offering), after which the shares typically trade on a secondary market. The price is determined by the market and may be greater or less than the shares' net asset value.

DIRECT OWNERSHIP - The security is registered under your name. You receive all dividend checks and shareholder information directly.

FUND - an investment company registered under the Investment Company Act.

INDIRECT OWNERSHIP - The security is held through a bank or brokerage firm in the broker's name for your benefit. Dividends are paid to that broker for distribution in accordance with your agreement with that broker.

INITIAL PUBLIC OFFERING (IPO) - an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of sections 13 and 15 of the Securities Exchange Act of 1934.

LIMITED OFFERING - an offering made to a few, select individuals that is exempt from registration under the Securities Act of 1933. (Hedge Funds, Private Placements, etc.)

PROPRIETARY ACCOUNTS - accounts in which LA Capital has, at a minimum, 20-25% beneficial ownership position.

SUPERVISED PERSONS - Directors, officers, partners or other persons occupying similar status or performing similar functions, employees of the firm, and any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control.

APPENDIX B

                       LA CAPITAL SUB-ADVISED MUTUAL FUNDS
                       -----------------------------------
                 THESE FUNDS REQUIRE PRE-CLEARANCE AND REPORTING

o     Accessor Small to Mid Cap: All Share types (ACSIX, ASMCX, ACCMX, ACSMX)
o     Dow Jones Wilshire 5000 Index Portfolio: All share types (WFIVX & WINDX)
o     HSBC International Select Fund - MultiAlpha North America Equity
o     ISI Strategy: All Shares (STRTX)
o     Principal MidCap Value I R3 Fund (PMPRX)
o     Principal SmallCap Value III R3 Fund (PVUPX)
o     SEI Institutional Managed Tax-Managed Small Cap A (STMSX)
o     SEI Institutional Managed Small/MidCap Diversified Alpha A (SAPAX)
o     SEI Institutional Managed Small Cap Growth A (SSCGX)
o     SEI Institutional Investment Trust Small/MidCap (SSMAX)
o     SEI Institutional Investment Trust Small Cap Fund (SLPAX)
o     SEI Islamic US Equity Fund
o     SEI Integrated Managed Account Program (IMAP) US Large Company Growth
o     SEI Canada US Small Company Growth
o     SEI Global Master Fund -  The SEI UK Equity Fund
o     Wilshire Large Company Growth Portfolio: All share types (DTLGX & WLCGX)
o     Wilshire Small Company Growth Portfolio: All share types (DTSGX & WSMGX)
o     Wilshire Small Company Value Portfolio: All share types (DTSVX & WSMVX)

APPENDIX C

                           RESTRICTED SECURITIES LIST
                           --------------------------
             EMPLOYEES ARE PROHIBITED FROM PURCHASING ANY SECURITIES
                      LISTED FROM THE FOLLOWING COMPANIES:

o     SEI Investments Co. (SEIC)
o     PPL Corporation (PPL)
o     Novartis AG (NVS)
o     Verizon Communications Inc. (VZ)
o     Principal Financial Group Inc. (PFG)
o     ABB Ltd. (ABB)
o     Raytheon Co. (RTN)
o     International Business Machines Corp. (IBM)

APPENDIX D

             LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
                                 CODE OF ETHICS

                                 INITIAL REPORT
                                 --------------

To the Chief Compliance Officer:

I hereby acknowledge receipt of a copy of the Code of Ethics for Los Angeles Capital Management ("the firm"). I have read and understood the Code and recognize that I am subject to its requirements as an Access Person of the firm. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the company, such as any economic relationship between my transactions and securities held or to be acquired by the firm or any of its portfolios.

      1. AS OF THE DATE I BECAME AN ACCESS PERSON I HAD DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE FOLLOWING SECURITIES:

DO NOT REPORT HOLDINGS IN OPEN-END MUTUAL FUNDS UNLESS THEY APPEAR ON APPENDIX B, DIRECT OBLIGATIONS OF THE US GOVERNMENT, BANKERS' ACCEPTANCES, BANK CD'S, COMMERCIAL PAPER, HIGH QUALITY SHORT TERM DEBT INSTRUMENTS, BONDS, REPURCHASE AGREEMENTS, OR MONEY MARKET FUNDS. IF ADDITIONAL ROOM IS NEED PLEASE ATTACH A SEPARATE SHEET WITH ALL THE REQUIRED INFORMATION. IF YOU DO NOT OWN ANY REPORTABLE SECURITIES, PLEASE WRITE NONE.

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    SECURITY NAME         TICKER        TYPE OF      NUMBER OF    PRINCIPAL    BROKER-DEALER/BANK
                         OR CUSIP      SECURITY       SHARES       AMOUNT
-------------------------------------------------------------------------------------------------

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

      2. AS OF THE DATE I BECAME AN ACCESS PERSON I HELD SECURITIES FOR MY BENEFIT WITH THE FOLLOWING INSTITUTIONS.

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   FINANCIAL INSTITUTION           NAME & ACCT. NUMBER        TYPE OF ACCOUNT    DIRECT/INDIRECT
                                                                                    OWNERSHIP
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

      3. PLEASE IDENTIFY ANY POTENTIAL CONFLICTS OF INTEREST. SEE PAGES 2-3 FOR EXAMPLES OF WHAT RELATIONSHIPS MAY NEED TO BE DISCLOSED.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:________________________       Signature:__________________________________

                                    Print Name:_________________________________

                                    Title:______________________________________

APPENDIX E

             LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
                                 CODE OF ETHICS

                                  ANNUAL REPORT
                                  -------------

All Access Persons must report any securities owned either directly or indirectly as of each calendar year end. Reports must be completed and returned to the CCO by January 31st each year.

Access Person (Name):_______________________________

DO NOT REPORT HOLDINGS IN OPEN-END MUTUAL FUNDS UNLESS THEY APPEAR ON APPENDIX B, DIRECT OBLIGATIONS OF THE US GOVERNMENT, BANKERS' ACCEPTANCES, BANK CD'S, COMMERCIAL PAPER, HIGH QUALITY SHORT TERM DEBT INSTRUMENTS, BONDS, REPURCHASE AGREEMENTS, OR MONEY MARKET FUNDS. IF ADDITIONAL ROOM IS NEED PLEASE ATTACH A SEPARATE SHEET WITH ALL THE REQUIRED INFORMATION. IF YOU DO NOT OWN ANY REPORTABLE SECURITIES, PLEASE WRITE NONE.

-----------------------------------------------------------------------------------------------
    SECURITY NAME       TICKER        TYPE OF      NUMBER OF    PRINCIPAL    BROKER-DEALER/BANK
                       OR CUSIP       SECURITY       SHARES      AMOUNT
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

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

                              ANNUAL CERTIFICATION
                              --------------------

To the Chief Compliance Officer:

I have received, read and understood the most recent version of Los Angeles Capital Management's Code of Ethics and recognize that I am subject to its requirements as an Access Person of the firm. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all violations, conflicts of interest, securities and transactions required to be reported pursuant to the Code.

Date:__________________________     Signature:__________________________________

                                    Print Name:_________________________________

                                    Title:______________________________________

APPENDIX F

             LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
                                 CODE OF ETHICS

                                QUARTERLY REPORT
                                ----------------
                    TRANSACTION REPORT FOR ____QUARTER 20___
                          DUE 30 DAYS AFTER QUARTER-END

To the Chief Compliance Officer:

During the quarter referred to above, the following transactions were effected in securities or funds in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the firm.

DO NOT REPORT TRANSACTIONS IN OPEN-END MUTUAL FUNDS UNLESS THEY APPEAR ON APPENDIX B, DIRECT OBLIGATIONS OF THE US GOVERNMENT, BANKERS' ACCEPTANCES, BANK CD'S, COMMERCIAL PAPER, HIGH QUALITY SHORT TERM DEBT INSTRUMENTS, BONDS, REPURCHASE AGREEMENTS, MONEY MARKET FUNDS, OR TRANSACTIONS EFFECTED PURSUANT TO AN AUTOMATIC INVESTMENT PLAN. IF ADDITIONAL ROOM IS NEED PLEASE ATTACH A SEPARATE SHEET WITH ALL THE REQUIRED INFORMATION. IF YOU DID NOT TRADE ANY REPORTABLE SECURITIES, PLEASE WRITE NONE.

--------------------------------------------------------------------------------------------------------------
  DATE OF     TRANSACTION        SECURITY NAME          TICKER OR   NUMBER   PRINCIPAL   PRICE   BROKER/DEALER
TRANSACTION      TYPE                                     CUSIP       OF       AMOUNT              OR BANK
                                                                    SHARES
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

During the quarter referred to above, the following accounts were opened with a broker, dealer or bank with which I hold securities reportable under the Code. This report excludes any accounts established that hold reportable securities over which I have no direct or indirect influence or control.

------------------------------------------------------------------------------------------------
   FINANCIAL INSTITUTION           NAME & ACCT. NUMBER        TYPE OF ACCOUNT         DATE
                                                                                   ESTABLISHED
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

I certify that I have no knowledge of the existence of any personal conflict of interest relationship that has not previously been reported, except what is listed below. (PLEASE SEE PG 2-3 OF THE CODE OF ETHICS FOR EXAMPLES OF CONFLICTS THAT MAY NEED TO BE REPORTED.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:__________________________     Signature:__________________________________

                                    Print Name:_________________________________

                                    Title:______________________________________

APPENDIX G

             LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH INC.
                                 CODE OF ETHICS

                          PERSONAL TRADE PRE-CLEARANCE
                          ----------------------------

I REQUEST  PERMISSION  TO EXECUTE THE  FOLLOWING  TRANSACTION(S)  FOR A PERSONAL
ACCOUNT:

------------------------------------------------------------------------------------------------------------
 TRADE DATE     ACTION         NAME OF SECURITY            TYPE          TICKER      # OF       STOP LOSS OR
                                                    (STOCK, MF, OPTION,              SHARES      LIMIT ORDER
                                                     LIMITED OFFERING)
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

I ATTEST THAT I AM NOT USING KNOWLEDGE ABOUT PENDING OR CURRENTLY CONSIDERED SECURITIES TRANSACTIONS FOR CLIENTS TO PROFIT PERSONALLY, DIRECTLY OR INDIRECTLY, AS A RESULT OF SUCH TRANSACTION, INCLUDING PURCHASING OR SELLING SUCH SECURITY, AND THAT I AM NOT TRADING ON THE KNOWLEDGE OF ANY MATERIAL, NON-PUBLIC INFORMATION.

__________________________________                        __________________
Employee Signature                                               Date

__________________________________
Employee Name

TRADE APPROVALS NEED TWO SIGNATURES PRIOR TO EXECUTION AND ALL TRADE APPROVALS EXPIRE AT THE END OF THE TRADING DAY.
--------------------------------------------------------------------------------

Prior to authorization all trades must be screened for any potential conflicts of interest and against the Restricted Securities List.

TRADING DEPARTMENT
------------------

Authorized by:_________________________        |_| Conflicts of Interest Screen

Name:__________________________________        |_| Restricted Securities Screen

Title:_________________________________

COMPLIANCE
----------

Authorized by:_________________________        |_| Conflicts of Interest Screen

Name:__________________________________        |_| Restricted Securities Screen

Title:_________________________________        |_| Frequent Trading Screen